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                                                                  [EXHIBIT 10.5]

                                SUPPLY AGREEMENT


                  SUPPLY AGREEMENT, dated _______________ ___, 1996 (the
"AGREEMENT"), by and between _________________, organized under the laws of ___________________, a subsidiary of FRESENIUS AG (the "SUPPLIER"), and
___________________________, organized under the laws of __________________, a subsidiary of FRESENIUS MEDICAL CARE AG (the "BUYER").

                                 R E C I T A L S


                  WHEREAS, the Supplier, Fresenius USA, Inc., a Massachusetts corporation, and W. R. Grace & Co., a New York corporation, have entered into an Agreement and Plan of Reorganization, dated as of February 4, 1996 (as amended, the "REORGANIZATION AGREEMENT"), pursuant to which Buyer will acquire the FWD Business (as defined in the Reorganization Agreement) from FAG and the healthcare business of Grace;

                  WHEREAS, this Agreement is intended to be on terms that would be available to the parties on an arms-length basis; and

                  WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the consummation of the Reorganization (as such term is defined in the Reorganization Agreement);

                  NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and the above recited consideration and other good and valuable consideration, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  Capitalized terms used herein shall have the meanings specified below. Terms defined in the singular or plural, as the case may be, shall have the same respective meaning mutatis mutandis when used in the plural or singular, as the case may be.

                  "AGREEMENT" shall have the meaning specified in the introductory paragraph hereof.

                  "BUYER" shall have the meaning specified in the introductory paragraph hereof.
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                  "BUYER'S PRODUCT CHANGES" shall mean changes, if any, to a particular Product made by Buyer after delivery of such Product by Supplier, including, without limitation, relabeling of Products to comply with applicable regulatory requirements.

                  "BUYER'S PRODUCT SPECIFICATIONS" shall mean product specifications pursuant to which a particular Product is manufactured and/or packaged by Supplier on the date hereof, as modified in writing from time to time by Buyer with Supplier's written approval, which approval shall not be unreasonably withheld.

                  "FACILITY" shall mean Supplier's manufacturing facility located in


                  "FIXED COST ADJUSTMENT FACTOR" shall mean the percentage change in the Index as last published prior to the date of the determination of the Fixed Cost Adjustment Factor from the Index as published 12 months earlier.

                  "FIXED COST AMOUNT" shall mean $_________ per month; provided that at the end of each successive 24 month period commencing on the date hereof, the parties shall negotiate with each other in good faith a new Fixed Cost Amount that reflects changed actual fixed costs at the Facility (any such changed Fixed Cost Amount to be effective for all periods commencing as of the end of such 24 month period); provided further, however, that as of the end of each successive 12 month period commencing on the date hereof (unless a new Fixed Cost Amount shall have then been agreed to pursuant to the immediately preceding proviso), the Fixed Cost Amount then in effect shall be increased or decreased, as the case may be, by the Fixed Cost Adjustment Factor.

                  "FORCE MAJEURE" shall have the meaning specified in Section 4.2(a).

                  "INDEMNITEE" shall have the meaning specified in Section
3.2(a).

                  "INDEMNITOR" shall have the meaning specified in Section
3.2(a).

                  "INDEX" shall mean the generally accepted consumer price index for the country of the Facility that is comparable to the cost of living index for all private households determined by the German Federal Statistical Office.

                  "LOSSES" shall have the meaning specified in Section 3.1.

                  "PRODUCTS" shall mean the products listed on Exhibit A, plus all modifications and improvements made by Supplier in respect thereof during the Term.


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                  "SUPPLIER" shall have the meaning specified in the
introductory paragraph hereof.

                  "TERM" shall have the meaning specified in Section 4.1.

                  "THREE-MONTH FORECAST" shall have the meaning specified in
Section 2.2(b).

                  "UNIT PRICE" shall have the meaning specified in Section
2.4(a).


                                   ARTICLE II

                                 PRODUCT SUPPLY

                  2.1. PURCHASE AND SALE OF PRODUCTS. During the Term, and subject to the terms and conditions hereof, Supplier shall sell to Buyer, and Buyer shall purchase from Supplier, such quantities of the Products manufactured at the Facility as Buyer shall from time to time specify in firm purchase orders.

                  2.2. FORECASTS. (a) Within ten days of the date hereof, Buyer shall deliver to Supplier a written, non-binding, good-faith estimate of its anticipated purchases of Products for the remainder of 1996. On the first business day of October of each year, Buyer shall deliver to Supplier a written, non-binding, good-faith estimate of its anticipated quarterly purchases of Products for the next succeeding calendar year.

                  (b) On the first business day of each month, Buyer shall deliver to Supplier a monthly forecast of its anticipated requirements of Products for the three calendar-month period beginning with the month after the month in which such forecast is due (the "THREE-MONTH FORECAST"). Such Three-Month Forecast shall be accompanied by a firm purchase order for the amount of required Products forecasted for the first month of the Three-Month Forecast. Without Supplier's written consent, actual purchases for the second month of each Three-Month Forecast may not deviate from the purchases forecasted for such month in such Three-Month Forecast; provided that Supplier shall be deemed to have consented to a deviation of not more than 20% from the purchases forecasted for such month unless Supplier shall give notice of objection thereto within 10 days following receipt of the applicable firm purchase order. Each Three-Month Forecast shall contain a non-binding, good-faith estimate of Buyer's anticipated purchases of Products for the third month of such Three-Month Forecast.

                  2.3. PURCHASE ORDERS AND SHIPMENTS. All firm purchase orders for Products shall be in writing, and shall specify (i) the type of Products to be purchased,


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(ii) the quantity of each such Product (in accordance with Section 2.2(b)),
(iii) the desired shipment date, (iv) requirements as to packing and delivery, in accordance with standard industry practice, and (v) shipping instructions, in accordance with customary industry practice. Supplier shall promptly deliver to Buyer a written acknowledgement of each firm purchase order, which shall include an estimate of the delivery date in respect thereof, and shall fill such firm purchase orders in accordance with the provisions hereof and thereof. Products shall be shipped by Supplier to a location designated by Buyer, FOB point of shipment (INCOTERMS 1990). Supplier shall have the right to reject any portion of a firm purchase order that, under objective data and taken together with all other orders that Supplier is committed to fill when it receives Buyer's order (including internal orders), exceeds Supplier's maximum manufacturing capacity. In the event of such a rejection, at Buyer's request, Supplier shall deliver to Buyer a pro rata portion of the amount of the Products that Supplier is able to manufacture (allocated in the proportion that the amount of the Products delivered to Buyer during the immediately preceding 12-month period bears to the amount of the entire production of the Supplier at the Facility during such 12-month period).

                  2.4. PRICE. (a) Unit Price. With respect to each Product, the purchase price (the "UNIT PRICE") to be paid by Buyer to Supplier for the Products sold and purchased pursuant hereto shall be the amounts set forth on Exhibit A hereto opposite the name of such Products. The parties hereto shall consult with each other in good faith on or about each anniversary of the date of this Agreement for the purpose of determining whether the Unit Price for any Product should be adjusted to reflect changed manufacturing or market conditions; provided that no such change shall be effected without the consent of both parties.

                  (b) Fixed Cost. In addition to the Unit Price, Buyer will pay Supplier the Fixed Cost Amount each month during the term of this Agreement on account of fixed costs at the Facility.

                  2.5. PAYMENT. Payment of the Fixed Cost Amount shall be due and payable in advance on or before the fifth (5th) day of each month during the term of this Agreement. Payment of the Unit Price for all Products purchased by Buyer hereunder shall be due and payable 30 days after the later of the date of
(i) receipt by Buyer of the invoice relating thereto or (ii) delivery of the Products to the carrier at the point of shipment in accordance with Buyer's shipping instructions. Any amounts not paid when due shall bear interest at the rate of 1 1/2% per month or portion thereof from such due date until paid.

                  2.6. PRODUCT SPECIFICATIONS AND CHANGES. (a) The Products to be sold and purchased hereunder shall be manufactured and packaged by Supplier in accordance with



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Buyer's Product Specifications. Buyer shall have the right to make Buyer's
Product Changes with respect to any Products before offering them for sale to Buyer's customers.

                  (b) In the event that any regulatory or other changes in the laws of any jurisdiction in which the Products are manufactured or sold necessitate a change in the manufacturing specifications of any Product, the parties will cooperate in good faith with each other in timely effecting such changes.

                  2.7. LABELING, ETC. Buyer shall be responsible for the accuracy, truthfulness and other legal compliance of all labeling of the Products. Supplier shall include on the labeling of all the Products any information reasonably requested by Buyer. To the extent required by applicable law, all labeling of Products shall identify Supplier as the manufacturer and Buyer as the distributor of the Products and their respective addresses.

                  2.8. REPRESENTATIONS AND WARRANTIES. Supplier hereby represents and warrants to Buyer that at the time of delivery of Products to Buyer, such Products shall comply with applicable Buyer's Product
Specifications.

                  2.9. QUALITY ASSURANCE AND RELATED DOCUMENTATION. The parties hereto will cooperate with each other in all reasonable respects to comply with all legal requirements applicable to the Products in the jurisdictions in which the Products are manufactured or sold and shall negotiate with each other in good faith to develop and implement satisfactory quality assurance procedures applicable to specific Products and to specific jurisdictions.

                  2.10. REGULATORY COMPLIANCE. Buyer shall be solely responsible for applying for and obtaining any and all approvals necessary for exporting, importing, marketing and selling the Products, including such approvals as may be required from the United States Food and Drug Administration and other comparable agencies or governmental entities. Supplier will cooperate with Buyer in good faith in connection with Buyer's efforts to obtain such approvals, including promptly providing all information in respect of the Products required by any governmental authority to obtain such approvals.

                  2.11. INSURANCE. (a) Supplier shall obtain and maintain throughout the term of this Agreement, commercial general liability insurance (including Products/Completed Operations, Hazard, Advertising, Personal Injury and Blanket Contractual Liability) from an insurer (or insurers) acceptable to Buyer. The amount of such insurance required shall be no less than the following limits of insurance: General Aggregate (other than Products/Completed Operations): $_______________, Products Completed Operations Aggregate:
$________________; Each Occurrence: $____________________. The policy shall provide thirty (30) days written notice to the Buyer from the insurer in the event of any



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cancellation or termination. The Supplier agrees to furnish a certificate of insurance providing such coverage within thirty (30) days after the date of this Agreement.

                  (b) Buyer shall obtain and maintain throughout the term of this Agreement, commercial general liability insurance (including Products/Completed Operations, Hazard, Advertising, Personal Injury and Blanket Contractual Liability) from an insurer (or insurers) acceptable to Supplier. The amount of such insurance required shall be no less than the following limits of insurance: General Aggregate (other than Products/Completed Operations):
$_______________, Products Completed Operations Aggregate: $________________; Each Occurrence: $____________________. The policy shall provide thirty (30) days written notice to the Supplier from the insurer in the event of any cancellation or termination. The Buyer agrees to furnish a certificate of insurance providing such coverage within thirty (30) days after the date of this Agreement.

                  (c) Nothing in this Section 2.11 shall be deemed to limit in any way the indemnification provisions of Article III below.

                  2.12. REJECTION AND RETURN. If any Product sold and delivered hereunder, or the tender of delivery thereof, shall fail to conform to the provisions of this Agreement, or to meet Buyer's Product Specifications for such Product, Buyer shall have the right to notify Supplier of such failure within a reasonable time of the receipt thereof and Buyer may elect to return such Product to Supplier, at Supplier's expense, either for a full credit of the purchase price therefor or in exchange for conforming Product, after Supplier's receipt of Buyer's notification of the nonconformity.

                                   ARTICLE III

                                 INDEMNIFICATION

                  3.1. INDEMNIFICATION. (a) Buyer agrees to indemnify, defend and hold harmless Supplier and each of its directors, officers, employees, agents, representatives and affiliates from and against any and all demands, claims, actions, suits, proceedings, liabilities, obligations, damages, losses, costs and expenses (including reasonable attorneys' fees and disbursements) of every kind, nature or description (collectively, "LOSSES") asserted by a third party to the extent that such Losses arise out of, result from or relate to Buyer's Product Specifications (including label information for which Buyer is responsible under Section 2.7), Buyer's Product Changes, the storage and distribution of Products after delivery to Buyer or the negligence or intentional misconduct of Buyer in connection with the performance of this Agreement.




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                  (b) Supplier agrees to indemnify, defend and hold harmless
Buyer and each of its directors, officers, employees, agents, representatives and affiliates from and against any and all Losses asserted by a third party to the extent that such Losses arise out of, result from or relate to any inaccuracy or failure to conform with Supplier's representations and warranties contained in Section 2.8, or the negligence or intentional misconduct of Supplier in connection with the performance of this Agreement.

                  3.2. INDEMNIFICATION PROCEDURES. (a) In the event of any claim under Section 3.1, the person or entity claiming the right to indemnity hereunder (the "INDEMNITEE") shall promptly notify the indemnifying party (the "INDEMNITOR") of such claim; provided that the failure to provide such notice shall not release the Indemnitor from any of its indemnification obligations hereunder except to the extent the Indemnitor shall be materially prejudiced thereby. The Indemnitor will undertake the defense thereof by counsel of Indemnitor's own choosing (which in the absence of a conflict of interest may be counsel to the Indemnitor), which counsel shall be reasonably satisfactory to Indemnitee. The Indemnitee shall provide Indemnitor with such information reasonably requested by Indemnitor and shall cooperate with Indemnitor in defending such claim, but any expense incurred by the Indemnitee in connection therewith shall be paid by Indemnitor. The Indemnitee may, at its sole option and expense, participate in such defense through separate counsel of its own choosing.

                  (b) In the event that the Indemnitor, within a reasonable time after notice of any such claim, fails to undertake the defense of such claim, the Indemnitee (upon further notice to the Indemnitor) shall have the right to undertake the defense, compromise or settlement of such claim for the account of the Indemnitor, subject to the right of the Indemnitor to assume the defense of such claim with counsel reasonably satisfactory to the Indemnitee at any time prior to settlement, compromise or final determination thereof.

                  (c) Anything in this Article III to the contrary notwithstanding, the Indemnitor shall not, without the Indemnitee's written consent, (x) settle or compromise any claim other than for money damages or consent to entry of any judgment with respect to any such claim, which settlement, compromise or judgment would have any adverse effect on the Indemnitee, or (y) settle or compromise any claim for money damages or consent to entry of any judgment with respect to any such claim, unless such settlement, compromise or judgment includes as an unconditional term thereof the release of the Indemnitee from all liability in respect of such claim.


                                   ARTICLE IV

                                  MISCELLANEOUS


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                  4.1. TERM. (a) The term of this Agreement shall commence on the date hereof and shall continue for a period of [five] years (the "TERM").

                  (b) This Agreement may be terminated prior to the expiration of the Term by the Buyer on any anniversary of the date hereof, upon not less than [one] years' notice and payment of compensation to the Supplier in an amount agreed upon by the parties hereto on account of an appropriate portion of fixed costs.

                  4.2. FORCE MAJEURE. (a) If either party is prevented from performing any of its obligations hereunder due to unforeseeable and unavoidable causes beyond its reasonable control and without its fault or negligence, including but not limited to fire, explosion, floods, the inability of a vendor to supply approved raw materials or any act or order of any governmental agency (a "Force Majeure"), such party shall not be liable to the other party for breach of or default under this Agreement, and the other party shall have no right to terminate this Agreement by virtue thereof, provided the party so affected gives prompt notice of such cause to the other party.

                  (b) Buyer's obligation to pay the Fixed Cost Amount in accordance with Section 2.4(b) shall be ratably abated in the event that Supplier is unable to perform its obligations hereunder for any period of time due to a Force Majeure.

                  4.3. DEFAULTS AND TERMINATION. (a) If either party hereto shall breach any provision hereof or default in the performance of any of its obligations hereunder, the non-defaulting party shall have the right to give the defaulting party notice reasonably identifying the nature of the breach or default. The defaulting party shall promptly remedy such breach or default and notify the other party in writing thereof. If the defaulting party shall fail to do so, the non-defaulting party shall have the right thereupon to avail itself of any remedy at law or in equity to which it may be entitled.

                  (b) The respective rights and obligations of the parties and each Indemnitee under the second sentence of Section 2.10 and Article III shall survive any termination of this Agreement.

                  4.4. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:




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                             (i)     if to the Supplier

                                     Fresenius AG
                                     Borkenberg 14
                                     61440 Oberursel
                                     Germany
                                     Attention:  ________________
                                     Fax:  49-6171-60-____

                             (ii)    If to the Buyer:

                                     Fresenius Medical Care AG
                                     Borkenberg 14
                                     61440 Oberursel
                                     Germany
                                     Attention:  _______________
                                     Fax:  49-6171-60-______

                  4.5. COUNTERPARTS. This Agreement may be executed in any number of separate counterparts signed by one or more of the parties hereto, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                  4.6. BINDING EFFECT; ASSIGNABILITY. This Agreement shall be binding on and inure solely to the benefit of the parties hereto, their respective successors and permitted assigns, and the Indemnitees. This Agreement and the rights and obligations hereunder may not be assigned by either party hereto, whether by operation of law or otherwise, without the written consent of the other party and any such attempt at assignment shall be void and unenforceable; provided however, that subsidiaries of the Buyer shall have the right to exercise the rights of Buyer hereunder, and Supplier shall have the right to delegate to its subsidiaries its obligations to perform hereunder; provided, further, however, that no such exercise or delegation shall relieve the parties from their obligations hereunder.

                  4.7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, without giving effect to the conflict of laws rules thereof. Pursuant to Article 6 of the United Nations Convention on Contracts for the International Sale of Goods (the "UN Convention"), the parties hereto agree that the UN Convention shall not apply to this Agreement.




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                  4.8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior or contemporaneous agreements and understandings of the parties relating thereto.

                  4.9. MODIFICATION AND AMENDMENT. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of such termination, amendment, supplement, waiver or modification is sought. No failure on the part of either party to exercise, no delay in exercising, no partial exercise of, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof.

                  4.10. SEVERABILITY. Every section, paragraph, clause and sub-clause of this Agreement shall as far as possible be deemed to be severable from every other section, paragraph, clause and sub-clause. If for any reason any such section, paragraph, clause or sub-clause is held by a court of competent jurisdiction or a competent administrative body to be illegal, unlawful, void, voidable, invalid or unenforceable, then (i) such holding shall not (unless it expressly provides to the contrary) render illegal, unlawful, void, voidable, invalid or unenforceable any other such section, paragraph, clause or sub-clause, and (ii) the parties hereby agree to negotiate in good faith to replace the section, paragraph, clause or sub-clause that is the subject matter of the holding with a similar but permissible provision.

                  4.11. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  4.12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.



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                 IN WITNESS WHEREOF, the parties hereto have caused their
respective authorized officers to execute and deliver this Agreement as of the date first above written.

                                         SUPPLIER



                                         By:
                                            -----------------------------
                                                Name:
                                                Title:



                                         By:
                                            -----------------------------
                                                Name:
                                                Title:




                                         BUYER



                                         By:
                                            -----------------------------
                                                Name:
                                                Title:



                                         By:
                                            -----------------------------
                                                Name:
                                                Title:

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